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                                                                    Exhibit 10.1

                                LICENSE AGREEMENT

           THIS LICENSE AGREEMENT (the "Agreement") is hereby made and entered into as of the 30th day of March, 2001 between J Group Holdings, Inc, a Delaware corporation ("J Group"), located at 6 East 43rd Street, Suite 2500, New York, New York 10017 and Infotopia, Inc., a Nevada corporation ("Infotopia"), located at 218 Terall Road, Raynham, Massachusetts 02767.

                                    RECITALS

           WHEREAS, Infotopia is in the business, among other things of advertising, promoting, marketing, selling and distributing products in various media, including television, print and retail, and

           WHEREAS, Infotopia desires to license from J Group rights to advertise, promote, market, sell, distribute and otherwise exploit the following skin product lines, as referred to by J. Group: "Jules & Jane," "Bubbe's Best" and "Skindom" and all improvements and modifications thereof (collectively, the "Product") together and with related upsell products and any other form of revenue associated with the Product (together with all upsells associated with the Product, hereinafter collectively referred to as the "Upsells") and Infotopia desires to engage Infomercial Management Company ("Management Company")or such similar company as determined in the sole discretion of Infotopia, to manage the advertisement, promotion, marketing, sale, distribution and

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exploitation of the Product and Upsells on behalf of Infotopia, all in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

           NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

           1. RIGHTS GRANTED. (a) In consideration of the compensation set forth below, but subject to the conditions set forth in Clause 1(d), below, J Group hereby grants and licenses to Infotopia the exclusive worldwide rights during the Term (as defined below), inclusive of the right to sub-license, to jointly, with J Group, advertise, promote, market, sell, distribute and exploit the Product and related Upsells by any manner and in any and all media ("Rights"), including without limitation, airing the Infomercial (as defined below), commercial and promotional spots on broadcast, cable, satellite and all other forms of television transmission now existing or hereafter developed, television shopping programs such as QVC and HSN, radio, internet, all print media, direct mail solicitation, inbound and outbound telemarketing, PI media, catalog sales, continuity program, retail sales and all other channels or means of distribution now existing or hereafter developed. The term "Infomercial" shall mean a television commercial in length or lengths determined by Infotopia.

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           (b) In connection with the Rights granted by J Group to Infotopia hereunder, and subject to the conditions and limitations stated in the preceding clause 1(a), J Group hereby grants to Infotopia the exclusive worldwide license to use, jointly with J Group, all copyrights, patents, trademarks and all other intellectual property relating to the Product owned, licensed and/or controlled by J Group. J Group represents and warrants that copies of any patent applications, patent licenses, patents, copyrights, copyright registrations, trademarks and trademark registrations which it may own, license and/or control with respect to the Product shall be provided to Infotopia upon request. In addition, and subject to the conditions and limitations contained in clause 1(a) hereof, J Group hereby grants to Infotopia the exclusive license to use, jointly with J Group (i) any and all artwork and promotional materials, if any, that J Group may own, license and/or control with respect to the Product, and (ii) the names, likenesses, endorsements and testimonials of all endorsers and other persons with respect to the Product but only to the extent of J Group's rights relating thereto. All copyrights, patents, trademarks and all other intellectual property relating to the Product owned, licensed and/or controlled by J Group shall remain the sole property of J Group and neither Infotopia nor any third party shall acquire any right, title or interest in such copyrights, patents, trademarks or other intellectual property by virtue of this Agreement or otherwise. Any unauthorized use of such copyrights, patents, trademarks or other intellectual property by Infotopia shall be deemed an infringement of the rights of J Group therein. Infotopia shall not in any way or at any time dispute or attack the validity or contest the rights of J Group in or to any of such copyrights, patents, trademarks or other intellectual property.

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           (c) All of the Rights set forth in this clause 1 may be exercised and exploited by Infotopia and Infotopia's name and logo shall be edited into all versions of the Infomercials to be aired by Infotopia.

           (d) All rights granted herein in this Clause 1 are subject to Infotopia's satisfaction of the conditions set forth in this Agreement and subject specifically to the conditions set forth in Clauses 3 and 4.

           (e) During the Term hereof, Infotopia shall purchase all media time to broadcast the Infomercial.

           (f) Anything to the contrary herein notwithstanding, J Group shall have the right to continue to sell the Jules & Jane and Bubbe's Best product lines to its present clients who are set forth on Schedule A hereto (the "Schedule A Clients"). Anything to the contrary herein notwithstanding and subject to this Agreement continuing in effect, commencing with the airing of the Infomercial in major markets, J Group shall pay Infotopia a royalty of five (5%) percent on all receipts from sales to the Schedule A Clients.

           2. ENGAGEMENT OF MANAGEMENT COMPANY; SERVICES OF MANAGEMENT COMPANY.
(a) Subject to the satisfaction of the conditions precedent set forth in Clause 4(b) hereof, Infotopia shall engage Management Company and its designees to render services as Infotopia's exclusive management company during the Term of this

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Agreement to manage and oversee all operations relating to the advertising, promotion, ordering, sale, marketing, distribution and exploitation of the Product and related Upsells, all on the terms and conditions set forth herein. Infotopia and J Group understand that Management Company shall have the right to render services to other person, firms or corporations either in the capacity in which Management Company shall be engaged by Infotopia, or otherwise, as well as to engage in any and all other business activities and to devote such time as it may seem advisable, in its sole discretion, to such businesses.

           (b) During the Term of this Agreement, Infotopia shall cause Management Company, subject to Infotopia's performance of its obligations hereunder to manage and oversee all operations relating to the advertising, promotion, ordering, sale, marketing, distribution and exploitation of the Product and related Upsells, including: (i) Coordination of advertising and promotion for the Product and Upsells; (ii) Coordination of telemarketing services; (iii) Coordination of television media buying; (iv) Coordination of fulfillment; (v) Implementation of continuity program; (vi) Coordination of the ordering of the Product and Upsells; (vii) Implementation of non-television distribution channels for the Product and Upsells; (viii) Coordination of customer service regarding the Product and Upsells; (ix) Oversee all transactional, financial, business and contractual matters relating to the marketing of the Product, including the negotiations of contracts (in consultation with Infotopia) for all of the above services; and (x) Providing general management and administrative services with respect to the day-to-day operations of the marketing and distribution of the Product.

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           (c) Infotopia shall designate a fulfillment center for the Product who shall initially be Promotions Distributor Services Corp. ("PDS") and a telemarketing service who shall initially be West Telemarketing ("West"). In the event PDS and West are not willing to serve in those respective capacities, Infotopia will select, in their discretion, other comparable companies. Infotopia shall also have the right to make any changes in the fulfillment center, telemarketing service and any other material vendor. All payments due PDS, West, Management Company and/or their successors, for the services rendered, shall be the sole responsibility of Infotopia.

           (d) On or before the fifteenth day of each month, during the Term hereof, Infotopia shall cause J Group to be provided with copies of all telemarketing , fulfillment and media reports showing all activity for the prior month, as well as any other reports, which J Group may reasonably request at any time.

           (e) On or before the fifteenth day of each month, Infotopia shall cause to be wire transferred to J Group's bank account, all royalties due to J Group based upon the prior months Gross Sales Revenues, on a priority, first monies basis, without regard to whether or not the Adjusted Gross Revenues for the prior month have been calculated. Notwithstanding any other liability that Infotopia may have J Group under this Agreement, Infotopia specifically warrants to J Group that any and all monthly royalty monies due J Group shall be transmitted to J Group in accordance with this clause.

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           3. OBLIGATIONS OF INFOTOPIA. Infotopia shall be responsible for producing the Infomercial, funding all costs relating to the purchase and sale of the Product and Upsells, including the purchase of media time and pay to J Group the royalty hereinafter set forth in clause 4 (a) hereof. J Group shall not have any responsibility whatsoever to pay for the costs, fees and/or expenses relating to the Infomercial and/or for Product and/or Upsell fulfillment to be sold via the Infomercial.

           4. COMPENSATION TO J GROUP FOR THE LICENSE. (a) In consideration for the license by J Group of the Rights set forth herein and in accordance with the provisions of clause 2(e), Infotopia shall pay J Group a royalty of 5% of gross sales, less returns, and consulting fees paid to Jane Schub and Julius Eulberg (the "Royalty").

           (b) Upon the execution hereof, Infotopia shall issue to J Group, a number of shares of Infotopia's common stock (the "Shares") equal in value to $500,000 and shall file a registration statement registering, at Infotopia's expense, the Shares within 30 days from the date of execution of this Agreement. Upon the effective date of the registration statement, J Group shall have 30 days to sell the Shares. In the event J Group, during such 30 day period, sells the Shares, and realizes gross proceeds of less than $500,000, Infotopia shall pay J Group the difference and/or issue to J Group such number of additional shares so as enable J Group, upon liquidation, to realize, in the aggregate, not less than $500,000. Any proceeds in excess of $500,000 shall belong to J Group.

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           (c) J Group makes no representations or warranties that the advertising, promoting, manufacturing, marketing, distributing and/or exploiting of the Product and Upsells will be profitable.

           5. ACCOUNTING. Adjusted Gross Revenues, as hereinafter defined, shall be calculated on a monthly basis in conjunction with the business management firm of Rigney Friedman Business Management, Inc. and said firm shall furnish Infotopia monthly with an itemized statement setting forth the gross sales revenues during the preceding month together with the computations of the Adjusted Gross Revenues with respect thereto. For purposes of this Agreement, Adjusted Gross Revenues shall be defined as gross sales of the Products and Upsells less returns,

           6. TERM OF AGREEMENT; CONDITIONS PRECEDENT.

           The term of this Agreement shall commence and this Agreement shall be effective upon the satisfaction of the conditions precedent set forth in clause 4(b) above. The Agreement shall continue, from year to year, providing however Infotopia meets the following gross sales revenues:

           (i) commencing October 1, 2001 through and including September 30, 2002, Infotopia shall have gross sales revenues for the Products and Upsells of ten million ($10,000,000) dollars (the "First Year Sales Requirement"); and

           (ii) thereafter, each subsequent year being measured from October 1 through September 30, Infotopia has gross sales revenues for the Product and Upsells of twenty million ($20,000,000) dollars (hereinafter the "Minimum Sales Requirement").

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            Anything to the contrary herein notwithstanding, if the gross revenues falls below $10,000,000 for the First Year Sales Requirement and/or $20,000,000 for the Minimum Sales Requirement, the term shall nevertheless be extended, from year to year, provided that the gross royalties that J Group would have received if the First Year Sales Requirement and/or the Minimum Sales Requirement had been met, are paid by Infotopia to J Group in cash and/or shares of common stock. so that in the first year of this Agreement, commencing October 1, 2001 for the purpose of measuring gross sales, J Group receives a minimum annual royalty of $500,000 and for the year commencing October 1, 2002 and each year thereafter, J Group receives a minimum annual royalty of $1,000,000.

           7. CUSTOMER LIST. The name, address, telephone number, credit card information and all other customer data collected by J Group and Infotopia relating to the Product and Upsell units sold after the effectiveness of this Agreement during the Term ("Customer List"), shall be jointly owned by J Group and Infotopia. Neither J Group nor Infotopia shall sell, lease, rent or otherwise transfer all or any portion of the Customer List to any third party without the written approval of the other part, which approval shall not be unreasonably withheld.

           8. INFRINGEMENT. J Group agrees to take all steps and do all filings and registration to maintain all copyrights patent licenses, trademarks and all other intellectual property relating to the Product in force, all at Infotopia expense. J Group shall promptly notify Infotopia of any information obtained regarding infringements or

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imitations by third parties of the Product or the intellectual property relating thereto. In connection therewith, J Group agrees to fully cooperate with Infotopia to stop such infringement or imitations. Any recovery of damages shall be shared on an equal basis by Infotopia and J Group after deduction of all costs and expenses paid by Infotopia relating to such infringement or imitations. Infotopia acknowledges that Infotopia shall not, without the consent and/or participation of J Group, defend or prosecute any action relating to the Product or the intellectual property relating thereto and that J Group, at its sole discretion, may elect to defend or prosecute, or to participate in the defense or prosecution of, any action relating thereto, at Infotopia's expense. In the event that J Group undertakes the defense or prosecution of any litigation relating to the Product or intellectual property relating thereto, Infotopia agrees to fully cooperate with J Group in any such proceeding, to join with J Group as a party to any action brought by J Group if required or requested by J Group, and to execute any and all documents and do all acts which may be necessary or of aid at the determination of J Group's legal counsel, to carry out such litigation. The provisions of this clause shall survive any expiration or termination of this Agreement.

           9. NON-COMPETE. Except as provided in clause 1(f) hereof, during the Term of this Agreement, J Group shall not, directly or indirectly, either alone or in participation with any other person or entity, engage in or be involved with marketing or distributing any other product substantially similar in design, composition or content to the Product, unless J Group first offers Infotopia the right to participate in the marketing and distribution thereof.

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           10. RIGHT OF FIRST REFUSAL. Except for the rights reserved in clause
1(f), during the Term of this Agreement, J Group shall grant Infotopia a right of first refusal regarding the advertisement, promotion, manufacturing, marketing, sale, distribution and exploitation of (i) any other product substantially similar in design, composition or content to the Product that J Group intends to develop and market. Infotopia shall have seven (7) business days to determine whether Infotopia is interested in exploiting such product offered by J Group on the same terms and conditions stated herein. If Infotopia serves notice that it is not interested in any such product or fails to notify J Group of its interest or lack of interest with respect to such product within such seven (7) business day period, J Group shall then have the right to dispose of rights in and to such product or exploit such product in any manner it shall choose thereafter without any further obligation to Infotopia with respect thereto. If Infotopia serves written notice that it is interested in such product, Infotopia shall have the same rights to such product as it has to the Product, providing however, that such product is commercialized by Infotopia within one (1) year from the date Infotopia confirms its interest in such product except, that such product shall not be subject to a separate Minimum Sales Requirement.

           11. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other as follows:

           (a) It has the requisite right power and authority to enter into this Agreement and to grant the rights set forth herein.

           (b) The execution and delivery of this Agreement by it and the performance of its obligations hereunder, do not and will not conflict with or result in a

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breach of or in a default under its organizational instruments or any other agreement, instrument, order, law or regulation applicable to it or by which it may be bound.

           (c) This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

           (d) It has not granted and will not grant any rights that would conflict with or derogate from the rights granted hereunder.

           (e) It has not previously entered into any agreement and shall not enter into any agreement that would conflict with or derogate from the rights granted or the services to be rendered hereunder.

           12. TERMINATION BY INFOTOPIA. (a) Infotopia shall be permitted to terminate this Agreement immediately by written notice to J Group upon the occurrence of any of the following (i) if J Group files a voluntary petition under the United States Bankruptcy Code; (ii) if J Group is the subject of an involuntary petition Under the United States Bankruptcy Code which is not dismissed within sixty (60) days after the filing thereof; (iii) if J Group makes an assignment for the benefit of creditors, applies for or consents to the appointment of any receiver or trustee of all or any part of its property; or
(iv) if J Group institutes a dissolution or liquidation proceeding with respect to its business

           (b) Infotopia shall be permitted to terminate this Agreement upon the breach by J Group of any material representation, warranty, covenant or agreement contained in this Agreement (unless such breach is the result of a force majeure event).

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Prior to any termination pursuant to this subparagraph (b), Infotopia shall give
J Group written notice of, and thirty (30) days notice to cure such breach, if such breach is curable, and if such breach is cured within such thirty (30) day period, Infotopia shall not be permitted to terminate this Agreement. If such breach is not curable (giving written notice of a non-curable breach being the only requirement prior to termination) or such breach is not cured to Infotopia's satisfaction within such thirty (30) day period, this Agreement shall terminate without the need for further action by Infotopia. Such right of termination shall be in addition to such other rights and remedies as Infotopia may have under applicable law.

           13. TERMINATION BY J GROUP. (a) J Group shall be permitted to terminate this Agreement immediately by written notice to Infotopia upon the occurrence of any of the following (i) if Infotopia files a voluntary petition under the United States Bankruptcy Code; (ii) if Infotopia is the subject of an involuntary petition Under the United States Bankruptcy Code which is not dismissed within sixty (60) days after the filing thereof; (iii) if Infotopia makes an assignment for the benefit of creditors, applies for or consents to the appointment of any receiver or trustee of all or any part of its property; or
(iv) if Infotopia institutes a dissolution or liquidation proceeding with respect to its business.; or (v) If Infotopia ceases to be a publicly traded company.

           (b) J Group shall further be permitted to terminate this Agreement upon the occurrence of any of the following: (i) the breach by Infotopia of Infotopia's agreements contained in ay of clauses 2(e),3,4, or 17 of this Agreement, (ii) the

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unauthorized use by Infotopia of the Rights, (iii) the unauthorized uses by
Infotopia of any copyrights, patents, trademarks or other intellectual property relating to the Product owned, licensed and/or controlled by J Group; or (iv) the non-payment by Infotopia of any amount due to J Group herein above. Prior to any termination pursuant to this subparagraph (b), J Group shall give Infotopia written notice of, and ten (10) business days to cure such breach if such breach is curable and if such breach is cured within such ten (10) business day period, J Group shall not be permitted to terminate this Agreement. If such breach is not curable (giving written notice of a non-curable breach being the only requirement prior to termination) or such breach is not cured within such ten
(10) business day period, this Agreement shall terminate without the need for further action by J Group. Such right of termination shall be in addition to such other rights and remedies as J Group may have under applicable law.

           (c) J Group shall be permitted to terminate this Agreement upon the occurrence of any of the following: (i) the breach by Infotopia of any material representation, warranty, covenant or agreement contained in this Agreement (unless such breach is the result of a force majeure event). Prior to any termination pursuant to this subparagraph (c), J Group shall give Infotopia written notice of, and thirty (30) days notice to cure such breach, if such breach is curable, and if such breach is cured within such thirty (30) day period, J Group shall not be permitted to terminate this Agreement. If such breach is not curable (giving written notice of a non-curable breach being the only requirement prior to termination) or such breach is not cured within such thirty (30) day period, this Agreement shall terminate without the need for further action by J

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Group. Such right of termination shall be in addition to
such other rights and remedies as Infotopia may have under applicable law.

           14. EFFECT OF TERMINATION; SALES AFTER TERMINATION. Upon termination or expiration of this Agreement for any reason whatsoever, the following shall occur: (a) all Rights shall revert to J Group and Infotopia shall have no further rights whatsoever with respect to the Product, Upsells and the intellectual property relating thereto: (b) Infotopia shall, at its own expense, return any of J Group's intellectual property, artwork, or materials of any kind in its possession or control; (c) for a period of three (3) months following the expiration or termination of this Agreement, all pending orders for Product or Upsells shall be filled to the extent inventory funded by Infotopia exists relating to such orders, in which case, Infotopia shall account to J Group for Adjusted Gross Revenues as provided for herein. Following the expiration or termination of this Agreement, J Group shall have the right, but not the obligation, to repurchase any Product and Upsells that Infotopia may have in its warehouse at Infotopia's cost.

           15. INDEMNIFICATIONS.
           (a) Infotopia agrees to indemnify, hold harmless and defend J Group, its officers, directors, shareholders, employees, affiliates, representatives, designees (with respect to receipt of stock, stock options or warrants by Infotopia hereunder), agents, attorneys, licensees, distributors, successors and assigns from and against any and all losses, costs, damages, claims, suits, actions, judgments demands, obligations, debts, liabilities, agreements and expenses whatsoever (including without limitation, attorney's fees, court

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costs and reasonable investigation expenses) arising out of or in connection with (i) any breach by Infotopia of any covenant, representation, warranty or agreement contained herein, (ii) any unauthorized use by Infotopia of the Rights, or (iii) any unauthorized use by Infotopia of any copyrights, patents, trademarks or other intellectual property relating to the Product owned, licensed and/or controlled by J Group.

           (b) J Group agrees to indemnify, hold harmless and defend Infotopia, its officers, directors, shareholders, employees, affiliates, representatives, designees (with respect to receipt of stock, stock options or warrants by J Group hereunder), agents, attorneys, licensees, distributors, successors and assigns from and against any and all losses, costs, damages, claims, suits, actions, judgments demands, obligations, debts, liabilities, agreements and expenses whatsoever (including without limitation, attorney's fees, court costs and reasonable investigation expenses) arising out of or in connection with any breach by J Group of any covenant, representation, warranty or agreement contained herein.

           (c) The provisions of this clause shall survive any expiration or termination of this Agreement.

           16. INJUNCTIVE RELIEF. It is mutually understood and agreed that the Rights granted to Infotopia herein are special, unique, unusual, extraordinary and of unintellectual character, giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that in the event of the unauthorized use by Infotopia of the Rights or the unauthorized use by

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Infotopia of any copyrights, patents, trademarks or other intellectual property relating to the Product owned, licensed and/or controlled by J Group, J Group will be caused irreparable harm for which the remedy at law is inadequate. Accordingly, J Group shall be entitled to preliminary and permanent injunctive relief (mandatory or otherwise) in addition to damages, to enforce the provisions of this Agreement and any other equitable relief which J Group deems appropriate.

           17. CONFIDENTIALITY.

           (a) Infotopia agrees to hold all proprietary information and materials received from J Group or its affiliates or learned during the Term, whether orally or in written form or otherwise, relating to J Group's or its affiliate's products or the business being conducted by J Group or its affiliates (the "Proprietary Information") in strictest confidence and not to use in any manner or to disclose the Proprietary Information to any third party except as required by law, pursuant to court order or legal process. Infotopia acknowledges that any non-permissible disclosure or use of such Proprietary Information could materially prejudice J Group or its affiliates in the conduct of its business and result in substantial losses and damages.

           (b) J Group agrees to hold all proprietary information and materials received from Infotopia or its affiliates or learned during the Term, whether orally or in written form or otherwise, relating to Infotopia's or its affiliate's products or the business being conducted by Infotopia or its affiliates (the "Confidential Information") in strictest confidence and not to use in any manner or to disclose the Confidential Information to any third party except as required by law, pursuant to court order or legal process.

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Infotopia acknowledges that any non-permissible disclosure or use of such
Confidential information could materially prejudice Infotopia or its affiliates in the conduct of its business and result in substantial losses and damages.

           18. FORCE MAJEURE. No party shall be in breach of this Agreement or be liable for damages if such party fails to perform hereunder or such party's performance is delayed as a result of war, fire, flood, labor trouble, act of governmental authority, riot, strike, accident breakage of equipment, unavailability of materials, delay in production, delay of transportation service, acts of God, or any other similar or different contingencies beyond the reasonable control of the parties hereto. Notwithstanding anything to the contrary contained herein, the foregoing provision shall not apply to the obligations of Infotopia to fund the Costs set forth herein or to make any payment due to J Group hereunder.

           19. GOVERNING LAW; JURISDICTION. The provisions of this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Massachusetts, without reference to choice or conflicts of law principles. Except as otherwise provided herein, any and all suits or actions, whether federal or state, for any reach of this Agreement, or otherwise arising out of this Agreement, shall be filed and prosecuted in any court of competent jurisdiction in the City of Boston, State of Massachusetts. The parties hereto hereby consent and submit to the jurisdiction of the courts of the City of Boston, State of Massachusetts and hereby agree that service of process on any party may be effected by certified mail, return receipt requested, postage prepaid. Each of the parties waives any objection that it may have based on improper

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venue or forum non-conveniens to the conduct of any such suit or action in any such court.

           20. AMENDMENTS; WAIVERS; RIGHTS CUMULATIVE. This Agreement cannot be modified, altered or otherwise amended except by an agreement in writing signed by all of the parties hereto. No provision of this Agreement may be waived unless in writing and signed by all of he parties hereto, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. No failure or delay on the art of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No right, power or remedy granted to the parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and any single or partial exercise of any such right, power or remedy shall not preclude any other, or further exercise thereof, or the exercise of any other right power or remedy. Each and every right, power or remedy under this Agreement or any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

           21. ASSIGNMENTS. Neither party shall have the right to assign any of its rights or obligations to any third party without the prior written consent of the other party; provided that each of the parties shall have the right to assign any of its rights or obligations to any parent, affiliate or subsidiary company or to any other entity owning or acquiring all or substantially all of such party's stock or assets, or any division or part of such party that is charged with responsibility for this Agreement, without the prior

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written consent of the other party, so long as such assignee assumes all of the assignor's obligations hereunder in writing. Notwithstanding any other provision of this Agreement, any attempted assignment by either party without the prior written consent of the other party except as permitted herein shall be void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

           22. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, and signatures on a facsimile copy hereof shall be deemed to authorized original signatures.

           23. CONFIDENTIALITY OF TERMS. Each of the parties agrees to keep the terms and conditions contained in this Agreement confidential, and agrees not to disclose said terms and conditions to any third parties other than its representatives, attorneys and accountants except as otherwise required by law; provided that either party shall have the right to disclose the terms contained in this Agreement through a business plan, offering memorandum, prospectus or similar document for the purposes of raising capital for such party provided the other party has consented thereto in writing. Each of the parties agrees that such party shall not make any public announcement, issue any press release or other publicity or confirm any statements by third parties concerning the transactions contemplated hereby, without the prior written consent of the other party (such consent may be given by e-mail or fax) except as otherwise required by law or as set forth in the next sentence. J Group agrees to give a reply to Infotopia's request for approval of a press release within three (3) business days from receipt, and if J Group fails to do so, such press release shall be deemed acceptable to J Group. The parties further and specifically agree that Infotopia not issue an initial press release until (i) J Group has approved such release in writing, and (ii) J Group has received the Shares.

           24. ADDITIONAL DOCUMENTS; COOPERATION. Each of the parties agrees to execute any and all additional documents or instruments, to obtain all required licenses, permits and approvals necessary to implement the transactions contemplated herein, to cooperate with the other party and to do any and all things necessary or desirable to effectuate the purposes of this Agreement.

           25. INDEPENDENT CONTRACTORS. It is expressly agreed and intended that each party hereto shall remain a separate legal entity from the other and each shall be an independent contractor responsible only for its own actions. Nothing contained in this Agreement shall be construed as establishing an employer/employee, partnership or joint venture relationship between the parties hereto. Each of the parties shall be responsible for payment of all of its own taxes on compensation received by it under this Agreement.

           26. NOTICES. All notices, requests, demands and other communications (collectively "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by facsimile transmission provided that if sent by facsimile transmission, a copy is also sent by certified mail, return receipt requested, postage prepaid,
(ii) on the next day if delivered by overnight mail or courier, or (iii) three
(3) business days after the date of deposit in the mails, if being sent by certified mail, return receipt requested, postage prepaid, to the parties at their addresses as set forth at the beginning of this Agreement. Any of the parties to this Agreement may from time to time change such party's address for receiving notice by giving written notice thereof in the manner set forth above.

           27. NO ADVERSE CONSTRUCTION. The rule that an agreement is to be construed against the party drafting the agreement is hereby waived by the parties hereto, and shall have no applicability in construing this Agreement or the terms of this Agreement.

           28. LEGAL COUNSEL. Each of the parties acknowledges that it had the right and opportunity to seek independent legal counsel of its own choosing in connection with the execution of this Agreement, and each of the parties represents that it has either done or that it has substantially declined to do so, free from coercion, duress or fraud.

           29. LIMITATIONS OF LIABILITY. In no event shall J Group have any liability to Infotopia, Infotopia's customers or any third party, for any cause of action relating to this Agreement for any incidental, consequential, special or speculative damages, including, without limitation, damages for loss of profits or use, business interruption, or loss of goodwill, irrespective of whether J Group had advance notice of the possibility of such damages.

         30. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         31. HEADINGS. Any Paragraph headings contained in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         32. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements between the parties hereto.

         33. ATTORNEY'S FEES. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of such party's obligations under this Agreement, the prevailing party shall recover all of such party's reasonable attorney's fees and costs incurred in each and every such action, suitor other proceeding, including any and all appeals or petitions therefrom.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


INFOTOPIA, INC.


By: /s/ Daniel Hoyng
    ------------------------------


J GROUP HOLDINGS, INC.


By: /s/ Jane Schub
    ------------------------------

                                   SCHEDULE A


AROMA COMPANY (Distributor for Germany and Austria)
BABETTE
BEAUTYHABIT
BEAUTYSPY
BERGDORF GOODMAN
CASANDRA MOSLE
CATHERINE DEMERCADO
CONNIE SU
COREEN SALOME
DDC LAB
EULBERG MARKETING SERVICES
FORTY FIVE TEN
GATSBYS
GET CHARMED
GKUK LONDON LTD. (St. Martins Lane Hotel)
GOLD/KIOSK (Delano Hotel)
GREENHOUSE SPA
HAMBURGER HOF
HENRI BENDEL
JANE SCHUB
JOSEPH CONNER
JULIUS EULBERG
JUST KID CUTS
KBOND
KIRNA ZABETE
KOMMY INTERNATIONAL
KURFURSTEN PARFUMERIE
LORI KARGAL ET AL
LOUIS BOSTON
MICHAEL GERBER
MICHELLE NAGEL
MID AMERICA OVERSEAS INC.
NANADEBARY
NINE ZERO HOTEL (Boston)
NORDSTROM
OFF+CO.
PALMETTO I
PALMETTO II
PIR
POUT
RON ROBINSON INC. (Fred Segal)
RUBY'S BALM
SASABEE
SCARLETT
SEPHORA
SEPHORA DFS USA REGION
SEPHORA S
SKINS LOUNGS (Amsterdam)
SLOAN/HALL II
SLOAN/HALL I
STANLEY KORSHAK
SUGAR
THE SANDERSON GOLD KIOSK UK
TOOTSIES
GREG TURPAN